Exhibit 10.3

SKYWORKS SOLUTIONS, INC.
PERFORMANCE SHARE AGREEMENT
GRANTED UNDER 2015 LONG-TERM INCENTIVE PLAN

AGREEMENT made this [__] day of [__ , 20[ ]] (the “Grant Date”), between Skyworks Solutions, Inc., a Delaware corporation (the “Company”), and [__ ] (the “Participant”).
For good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Award.
This Performance Share Agreement (the “Agreement”) evidences the grant by the Company on the Grant Date to the Participant of up to [__ ] performance shares of the Company (the “Award”), subject to the terms and conditions set forth in this Agreement and in the Company’s 2015 Long-Term Incentive Plan (the “Plan”). Each performance share represents the right to receive one share of the common stock, $0.25 par value per share, of the Company (“Common Stock”) upon, and to the extent of, the achievement of the Performance Goals over the Performance Period, each as provided in Exhibit A to this Agreement. The shares of Common Stock that are issuable upon, and to the extent, of the achievement of the Performance Goals are referred to in this Agreement as “Shares.” No Shares shall be issued by the Company and delivered to the Participant unless, and until, all conditions set forth herein for such issuance and delivery are met, including but not limited to the achievement of an applicable Performance Goal.
2.Earning Shares; Forfeiture.
(a)Shares shall be deemed earned if, and to the extent, the Performance Goals are satisfied as of the Measurement Date with respect to the Performance Period set forth in Exhibit A. If none of the Performance Goals is met as of the Measurement Date, the Company shall have no obligation to issue any Shares and this Award shall be forfeited.
(b)Notwithstanding the foregoing, if the Participant’s employment with the Company terminates for any reason prior to the Initial Vesting Date, the Second Vesting Date or the Third Vesting Date, as applicable, and each as defined in Exhibit A, the Company shall have no obligation to issue any Shares (or any earned but unissued Shares, if applicable) to the Participant under this Agreement and this Award shall be forfeited, except as otherwise provided in the Plan or in a separate agreement between the Company and the Participant.
3.Issuance of Shares.
(a)Subject to the provisions of the Plan, the number of Shares issued to Participant shall be determined under Exhibit A and such Shares, if any, shall be issued to the Participant within 30 days of the Initial Vesting Date, the Second Vesting Date, or the Third Vesting Date, or such other date as provided in the Plan, as applicable.
(b)The Company shall not be obligated to issue and deliver the Shares to the Participant on the Initial Vesting Date, the Second Vesting Date, or the Third Vesting Date, as applicable, or on any other date as provided in the Plan, unless the issuance and delivery of the Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
4.Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, the Award or the Shares subject to the Award (until such Shares have been issued upon vesting of the Award pursuant to Section 3(a) hereof), or any interest therein, except by will or the laws of descent and distribution.
5.Provisions of the Plan; Dividend and Other Shareholder Rights.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the performance shares granted hereunder until the Shares have been issued by the Company and delivered to the Participant.
6.Withholding Taxes; No Section 83(b) Election.
(a)No Shares will be issued and delivered upon the Initial Vesting Date, the Second Vesting Date, or the Third Vesting Date, as applicable, or on any other date as provided in this Agreement, unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state, local or foreign withholding taxes required by law to be withheld in respect of this Award and any Shares issued hereunder.
(b)The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this Award or the Shares issued hereunder.
7.Miscellaneous.
(a)No Advice Regarding Grant. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. The Participant acknowledges and agrees that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)No Rights to Employment. The Participant acknowledges and agrees that his or her right to receive Shares pursuant to Section 2 hereof is triggered only by the achievement by the Company of the Performance Goal(s), continuing service until the Compensation Committee has made a determination that such Performance Goal(s) has (have) been achieved and any continuing service requirements set forth in Exhibit A. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the Performance Goals set forth herein do not constitute an express or implied promise of continued engagement as an employee for the Performance Period, for any period, or at all.
(c)Invention/Secrecy. The Participant agrees that he or she will promptly disclose to the Company any invention or discovery, whether or not patentable (hereafter termed “invention” or “inventions”) that he or she makes or conceives, or first actually reduces to practice, solely or jointly with others, during the Participant’s employment, and which at the time of disclosure to the Company or at the time of making or conceiving, or first actually reducing to practice (a) results from or is related to any assignments given to or assumed by the Participant, or (b) is subject to any contractual obligation of the Company to a third party, or (c) utilized the time, equipment, supplies, facilities, or trade secret information of the Company, or (d) pertains to any actual or anticipated Company work, product, research, business activity, or any logical extension thereof, and the Participant will assign and does hereby assign to the Company the Participant’s entire right, title and interest (domestic and foreign and including all rights under the International Convention for the Protection of Industrial Property) in all such inventions, subject to the requirements of law, and without further compensation or award of any kind to the Participant from the Company, or any customer; and that if during the period of the Participant’s employment, the Participant has access to any confidential or proprietary information, technical or otherwise, that belongs to the Company, its customers, subcontractors and any other individuals or companies having any kind of association or relationship with the Company, the Participant will not, except as required by the Participant’s duties as an employee of the Company, use or disclose or authorize anyone else to use or disclose, any such information, either during the Participant’s employment or thereafter for so long as such information is not publicly or generally known. Anything possessed by the Participant that discloses or embodies such information will be delivered to the Company prior to the Participant’s leaving its employ. The Participant agrees not to disclose information concerning the work-in-progress at the Company to anyone not authorized to receive it. Confidential or proprietary information includes but is not limited to customer lists, employee lists, internal Company telephone, electronic, and other employee contact information, the Company’s methods of doing business including business plans and strategies, pricing plans and strategies; the Company’s products and services including inventions and ideas, technical data, designs, know-how and negative know-how, software programs, projects, contemplated projects, research and any other information that is not generally known to competitors or to the general public.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(f)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(g)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7.
(h)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(i)Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.
(j)Non-Solicitation. The Participant agrees that while employed by the Company and for one year thereafter, he or she will not, either directly or through others, raid, solicit, or attempt to solicit any employee of the Company to terminate his or her relationship with the Company in order to become an employee to or for any other person or entity. Participant further agrees that he or she will not disrupt or interfere or attempt to disrupt or interfere with the Company’s relationships with such employees. Participant also agrees that in addition to any damages that may be recovered, the prevailing party in any legal action to enforce this Agreement shall be entitled to recover its costs and attorneys’ fees from the other party.
(k)Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

(l)Section 409A. This Agreement is intended to be exempt from, or compliant with, Section 409A and shall be interpreted and construed consistently therewith. Notwithstanding the foregoing, in no event shall the Company have any liability to the Participant or to any other person in the event that the Agreement is determined to not be exempt from or compliant with Section 409A.
(m)Unfunded Rights. The right of the Participant to receive Shares pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
Skyworks Solutions, Inc.

By:
Title:

Participant (Signature):____________________
Print Name ______________________________

Address:

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